Exhibit 21.1

LISTING OF SUBSIDIARIES

JURISDICTION OF
SUBSIDIARY	ORGANIZATION

Bio-Rad Laboratories Pty Ltd	Australia
Bio-Rad Laboratories Ges.m.b.H.	Austria
Bio-Rad Laboratories NV	Belgium
Research Specialties for Laboratories NV	Belgium
Bio-Rad Laboratórios Brasil Ltda.	Brazil
DiaMed Latino-América S.A.	Brazil
Bio-Rad Laboratories (Canada) Limited	Canada
Bio-Rad Laboratories (Shanghai) Co., Ltd.	China
Bio-Rad (Shanghai) Life Science Research & Development Co., Ltd.	China
Wuxi BioCanal Nano Technology Co. Ltd.	China
Bio-Rad Laboratories (Suzhou) Co. Ltd.	China
Bio-Rad spol. s r.o.	Czech Republic
Bio-Rad Denmark ApS	Denmark
Bio-Rad Finland Oy	Finland
Bio-Rad France Holding	France
Bio-Rad France	France
Bio-Rad	France
Bio-Rad Services France	France
DiaMed France SA	France
Bio-Rad 1	France
Bio-Rad Laboratories GmbH	Germany
Bio-Rad Germany Holding GmbH	Germany
DiaMed Diagnostika Deutschland GmbH	Germany
Bio-Rad Medical Diagnostics GmbH	Germany
Bio-Rad AbD Serotec GmbH	Germany
Bio-Rad Laboratories Logistik GmbH	Germany

LISTING OF SUBSIDIARIES - continued

JURISDICTION OF
SUBSIDIARY	ORGANIZATION

Bio-Rad Laboratories M.EPE	Greece
Bio-Rad China Ltd.	Hong Kong
Bio-Rad Hungary Trading LLC	Hungary
Bio-Rad Laboratories (India) Private Limited	India
Bio-Rad Israel Ltd.	Israel
Bio-Rad Laboratories S.r.l.	Italy
Bio-Rad Laboratories K.K.	Japan
Bio-Rad Korea Ltd.	Korea, Republic of
Bio-Rad Luxembourg S.à r.l.	Luxembourg
Bio-Rad, S.A.	Mexico
Bio-Rad Laboratories B.V.	The Netherlands
Bio-Rad New Zealand	New Zealand
Bio-Rad Norway AS	Norway
Bio-Rad Polska Sp. z o.o.	Poland
Curiosity Diagnostics Sp. z o.o.	Poland
Bio-Rad Laboratories-Aparelhos e Reagentes para Laboratórios, Lda	Portugal
Bio-Rad Laboratorii LLC	Russia
Bio-Rad Laboratories (Singapore) Pte Ltd	Singapore
Bio-Rad Laboratories (Pty) Ltd	South Africa
Bio-Rad Laboratories, S.A.	Spain
Bio-Rad Laboratories AB	Sweden
Bio-Rad Europe GmbH	Switzerland
Bio-Rad IHC Europe GmbH	Switzerland
DiaMed Holding GmbH	Switzerland
DiaMed GmbH	Switzerland
Bio-Rad Laboratories AG	Switzerland
Bio-Rad Laboratories Ltd.	Thailand
Bio-Rad Middle East FZ-LLC	United Arab Emirates
Bio-Rad Laboratories Limited	United Kingdom
Bio-Rad AbD Serotec Ltd	United Kingdom
Bio-Rad Services UK Limited	United Kingdom
Bio-Metrics (U.K.) Limited	United Kingdom
Bio-Rad Pacific Limited	USA (California)
Bio-Rad Export LLC	USA (Delaware)
Celsee, LLC	USA (Delaware)
Dropworks, Inc.	USA (Delaware)

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